UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  May 23, 2013
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Emergent BioSolutions Inc. held its 2013 Annual Meeting of Stockholders on May 23, 2013.  A total of 33,555,278 shares of the Company's common stock were present or represented by proxy at the meeting, which represented approximately 92.90% of the Company's 36,117,093 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of March 25, 2013. Stockholders considered the three proposals outlined below, each of which is described in more detail in the Company's definitive proxy statement filed April 8, 2013.

Proposal 1. The election of Fuad El-Hibri and Ronald B. Richard to serve as Class I directors, each for a term of three years. Both director nominees were elected. The voting results were as follows:

Nominees	For	Withheld	Broker Non-Votes
Fuad El-Hibri	29,726,074	1,389,627	2,439,577
Ronald B. Richard	30,793,374	322,327	2,439,577

Proposal 2. The ratification of the appointment by the audit committee of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2013. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstaining
33,298,102	89,042	168,134

Proposal 3. An advisory vote to approve the compensation of the Company's named executive officers. Proposal 3 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
30,889,842	57,591	168,267	2,439,578

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	EMERGENT BIOSOLUTIONS INC.
	By:	/s/Jay G. Reilly Jay G. Reilly General Counsel